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AT&T Third-Quarter Results: Solid EPS Growth,
Strong Wireless Revenue Gains and Record Free Cash Flow
With Increase of $2 Billion in Full-Year Free Cash Flow Guidance

▪	$0.63 diluted EPS compared to $0.61 diluted EPS in the third quarter of 2011; $0.62 compared to $0.59 when adjusted for sale of Advertising Solutions, up more than 5 percent year over year

▪	EPS up 6 percent year to date; up more than 8 percent year to date when adjusted for Advertising Solutions

▪	Record cash from operations of $11.5 billion and record free cash flow of $6.5 billion in third quarter; full-year free cash flow guidance increases $2 billion to $18 billion or higher

▪	$3.8 billion in stock buybacks in the third quarter; 101 million shares repurchased

Revenue Growth Driven by Wireless, AT&T U-verse® and Strategic Business Services

▪	Reported consolidated revenues of $31.5 billion, flat versus the year-earlier period

▪	Strong 2.6 percent consolidated revenue growth when adjusted for Advertising Solutions

▪
AT&T’s growth engines — wireless, wireline data and managed IT services — continue to transform the company’s revenue mix; represented 81 percent of total revenues and grew 6.4 percent versus the same quarter a year ago, led by:

o	18.3 percent growth in wireless data revenues, up more than $1 billion versus the year-earlier quarter

o	38.3 percent growth in U-verse revenues

o	11.4 percent growth in strategic business services revenues

Strong Wireless Performance; Smartphones 81 percent of Postpaid Sales

▪	Wireless revenues up 6.6 percent; wireless service revenues up 4.5 percent

▪	Strongest postpaid wireless subscriber ARPU (average monthly revenues per subscriber) growth in six quarters, up 2.4 percent to $65.20; phone-only ARPU up almost 3 percent

▪	Strong smartphone sales of 6.1 million; postpaid smartphone customer base now 44.5 million, up 1.4 million from second quarter 2012

▪	4.7 million iPhones activated; record sales quarter for Android and Windows smartphones

▪	Best-ever third-quarter postpaid churn

▪	678,000 net increase in total wireless subscribers, including gains in every customer category

▪	Wireless operating income margin of 26.2 percent; EBITDA service margin of 40.8 percent with strong smartphone sales

Wireline Consumer Revenue Growth Accelerates

▪	Wireline consumer revenue growth accelerates, up 2.0 percent versus the year-earlier period, strongest growth in more than four years

▪	7.4 million total AT&T U-verse subscribers (TV and high speed Internet) in service; almost 200,000 net gain in U-verse TV subscribers and 613,000 net gain in high speed Internet subscribers

▪	Total wireline broadband data ARPU up almost 10 percent year over year

Note: AT&T's third-quarter earnings conference call will be broadcast live via the Internet at 9 a.m. ET on Wednesday, October 24, 2012, at www.att.com/investor.relations.

DALLAS, October 24, 2012 — AT&T Inc. (NYSE:T) today reported third-quarter results highlighted by strong EPS growth, record free cash flow, $3.8 billion in share buybacks and, when you exclude the divested Advertising Solutions business, strong consolidated revenue growth led by wireless, U-verse and strategic business services.

“We had another impressive quarter with strong earnings growth, record cash flows and solid returns to shareholders through dividends and share buybacks”, said Randall Stephenson, AT&T chairman and chief executive officer.  “In wireless, we had another excellent smartphone quarter, penetration of usage-based mobile data plans continues to climb, and our 4G LTE network build is ahead of schedule. And in wireline, our IP network continues to deliver strong gains in U-verse high speed Internet connections, which helped drive an almost 10 percent increase in broadband data ARPU.

“Our strong performance allows us to increase our free cash flow guidance to $18 billion or higher this year, exceeding our previous outlook by $2 billion.”

Third-Quarter Financial Results

For the quarter ended September 30, 2012, AT&T's consolidated revenues totaled $31.5 billion, flat versus the year-earlier quarter. When excluding the divested Advertising Solutions business unit, AT&T’s consolidated revenues grew 2.6 percent. Compared with results for the third quarter of 2011, operating expenses were $25.4 billion versus $25.2 billion, up 0.7 percent year over year; excluding Advertising Solutions, operating expenses were $25.4 billion versus $24.6 billion in the year-ago quarter, up 3.4 percent. Operating income was $6.0 billion, down from $6.2 billion; and AT&T’s operating income margin was 19.2 percent, compared to 19.8 percent.

Third-quarter 2012 net income attributable to AT&T totaled $3.6 billion, or $0.63 per diluted share, consistent with $3.6 billion, or $0.61 per diluted share, in the year-earlier quarter. When adjusted for Advertising Solutions, earnings per share was $0.62 compared to $0.59 in the year-ago quarter.

Third-quarter 2012 cash from operating activities totaled $11.5 billion, a record for the company, and capital expenditures totaled $4.9 billion. Free cash flow — cash from operating activities minus capital expenditures — totaled $6.5 billion, also a record for the company. The company now expects free cash flow to be $18 billion or higher this year, up from previous guidance of $15 to $16 billion. Capital expenditures for the year are now expected to come in at the low end of the $19 to $20 billion range while still meeting network build targets. In fact, the company’s LTE deployment is ahead of schedule, already covering more than 135 million POPs.  During the third quarter, AT&T continued buying back shares under its initial 300 million shares repurchase authorization. A second 300 million share buyback authorization also was approved by the AT&T board during the third quarter. The company repurchased 101.1 million of its shares for $3.8 billion in the quarter. Through October 19, the company has repurchased 271 million shares for $9.4 billion. The company expects to continue to buy back shares consistent with its repurchase authorizations.

WIRELESS OPERATIONAL HIGHLIGHTS

AT&T delivered strong revenue growth, including robust wireless data revenue growth and solid postpaid ARPU gains in the third quarter. Highlights included:

Wireless Data Revenues Continue Strong Growth. Total wireless revenues, which include equipment sales, were up 6.6 percent year over year to $16.6 billion. Wireless service revenues increased 4.5 percent, to $14.9 billion, in the third quarter. Wireless data revenues — driven by mobile Internet access, access to applications, messaging and related services — increased by more than $1 billion, or 18.3 percent, from the year-earlier quarter to $6.6 billion. Third-quarter wireless operating expenses totaled $12.3 billion, up 11.7 percent versus the year-earlier quarter, driven by increased smartphone volumes, and wireless operating income was $4.4 billion, down 5.6 percent year over year.

Best Postpaid ARPU Growth in Six Quarters. Postpaid subscriber ARPU increased 2.4 percent versus the year-earlier quarter to $65.20, the strongest growth in six quarters. This also marked the 15th consecutive quarter AT&T has posted a year-over-year increase in postpaid ARPU. Phone-only postpaid ARPU was up almost 3 percent. Postpaid data ARPU reached $28.81, up 14.6 percent versus the year-earlier quarter.

Smartphone Base Grows to Almost 64 Percent of Postpaid Subcribers. AT&T sold 6.1 million smartphones in the third quarter, 1.3 million more than in the third quarter a year ago. Smartphones represented 81 percent of postpaid device sales. At the end of the quarter, 63.8 percent, or 44.5 million, of AT&T's postpaid subscribers had smartphones, up from 52.6 percent, or 36.1 million, a year earlier and up 1.4 milion from the second quarter. AT&T’s ARPU for smartphones is twice that of non-smartphone subscribers, and about 89 percent of smartphone subscribers are on FamilyTalk®, Mobile Share or business plans. Churn levels for these subscribers are significantly lower than for other postpaid subscribers. More than 40 percent of AT&T’s postpaid smartphone customers use a 4G-capable device.

In the quarter, the company activated 4.7 million iPhones, with 18 percent new to AT&T. The company also had its best-ever sales quarter for Android and Windows smartphones.

Subscribers Move to Usage-Based Data Plans. The number of subscribers on usage-based data plans continues to increase. Usage-based plans include tiered data plans and the recently introduced Mobile Share plans. About 64 percent, or 28.5 million of all smartphone subscribers are on usage-based data plans. This compares to 50 percent, or 18.0 million a year ago. About three-quarters of customers on tiered data plans have chosen the higher-priced plans. Early results from sales of Mobile Share plans have been positive. Nearly 2 million subscribers signed up for Mobile Share plans in the first five weeks they were available, with take rates on the higher-data plans stronger than expected. More than a third of Mobile Share subscribers are taking plans of 10 gigabits or higher. Overall, AT&T’s postpaid wireless subscribers on data plans increased by 11 percent over the past year.

Best-Ever Third-Quarter Postpaid Churn. For the third quarter, postpaid churn was 1.08 percent, compared to 1.15 percent in the year-ago third quarter and 0.97 percent in the second quarter of 2012. Total churn was 1.34 percent versus 1.28 percent in the third quarter of 2011 and 1.18 percent in the second quarter of 2012.

Subscriber Gains in Every Category. AT&T posted a net increase in total wireless subscribers of 678,000 in the third quarter to reach 105.9 million in service. This included gains in every customer category. Subscriber additions for the quarter included postpaid net adds of 151,000. Postpaid results were impacted by iPhone 5 inventory constraints which resulted in the vast majority of third-quarter iPhone sales going to existing customers, where there was considerable pent-up demand. Prepaid net adds were 77,000, connected device net adds were 313,000 and reseller net adds were 137,000.

Branded computing subscribers, which are included in the previous categories, reached a total of 6.4 million, up more than 40 percent from a year ago. Branded computing devices includes tablets, tethering plans and other data-only devices. AT&T added 139,000 branded computing subscribers in the quarter, including 114,000 tablets.

Solid Wireless Margins with Strong Smartphone Sales. In the third quarter, wireless margins included strong smartphone sales and further revenue gains from the company’s high-value smartphone subscribers. AT&T’s third-quarter wireless operating income margin was 26.2 percent versus 29.5 percent in the year-earlier quarter, and AT&T’s wireless EBITDA service margin was 40.8 percent, compared with 43.7 percent in the third quarter of 2011. (EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

WIRELINE OPERATIONAL HIGHLIGHTS
AT&T's third-quarter wireline results were led by strong U-verse TV and high speed Internet gains and accelerating wireline consumer revenue growth. Highlights included:

Consumer IP Broadband Growth Helps Offset Declines in Legacy Revenues. Total third-quarter wireline revenues were $14.8 billion, down 1.6 percent versus the year-earlier quarter and down slightly sequentially. Third-quarter wireline operating expenses were $12.9 billion, down 2.1 percent versus the third quarter of 2011. AT&T’s wireline operating income totaled $1.9 billion, up 2.0 percent from the third quarter of 2011. Positive consumer and strategic business services revenue trends and execution of cost initiatives helped to partially offset declines in voice revenues. Third-quarter wireline operating income margin was 12.9 percent, compared to 12.4 percent in the year-earlier quarter.

Consumer Posts Ninth Consecutive Quarter of Revenue Growth. Revenues from residential customers totaled $5.4 billion, an increase of 2.0 percent versus the third quarter a year ago and their strongest growth in more than four years. Continued strong growth in consumer IP data services in the third quarter more than offset lower revenues from voice and legacy products. The third quarter marked the ninth consecutive quarter of year-over-year growth in wireline consumer revenues.

U-verse continues to drive a transformation in wireline consumer, reflected by the fact that consumer broadband, video and voice over IP revenues now represent 59 percent of wireline consumer revenues, up from 51 percent in the year-earlier quarter. Increased AT&T U-verse penetration and a significant number of subscribers purchasing three or four services drove 17.9 percent year-over-year growth in IP revenues from residential customers (broadband, U-verse TV and U-verse Voice) and 2.7 percent sequential growth. Total U-verse revenues grew 38.3 percent compared with the year-ago third quarter and were up 6.1 percent versus the second quarter of 2012.

U-verse Subscribers Continue Strong Growth. Total AT&T U-verse subscribers (TV and high speed Internet) reached 7.4 million in the third quarter. AT&T U-verse TV added 198,000 subscribers to reach 4.3 million in service. AT&T U-verse High Speed Internet delivered a third-quarter net gain of 613,000 subscribers to reach a total of 7.1 million, helping offset losses from DSL. Overall, AT&T wireline broadband connections decreased 42,000. However, total broadband ARPU was up almost 10 percent year over year.

A majority of U-verse broadband subscribers have a plan delivering speeds up to 12 Mbps or higher — 54 percent, up from 43 percent in the year-ago quarter. About 90 percent of new U-verse TV customers took AT&T U-verse High Speed Internet in the third quarter. About three-fourths of AT&T  U-verse TV subscribers have a triple- or quad-play option from AT&T. ARPU for U-verse triple-play customers was more than $170, up slightly year over year. U-verse TV penetration of eligible living units continues to grow and was at 18.0 percent at the end of the third quarter.

Strategic Business Services Lead Wireline Business. Total business revenues were $9.1 billion, down 2.6 percent versus the year-earlier quarter and slightly lower than the second quarter of 2012. Business service revenues also declined 2.6 percent year over year. Overall, declines in legacy products were largely offset by continued growth in strategic business services. Revenues from strategic business services, the new-generation capabilities that lead AT&T's most advanced business solutions — including Ethernet, VPNs, hosting, IP conferencing and application services — grew 11.4 percent versus the year-earlier quarter, continuing trends in this area. Total business data revenues grew 0.6 percent year over year, continuing the transition from legacy data products to next-generation data services.

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AT&T News AT&T Investor Relations 2012 AT&T Events Calendar	AT&T Investor Relations Events and Presentations AT&T 2011 Annual Report
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About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company and one of the most honored companies in the world. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and internationally. With a powerful array of network resources that includes the nation’s largest 4G network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet, voice and cloud-based services. A leader in mobile Internet, AT&T also offers the best wireless coverage worldwide of any U.S. carrier, offering the most wireless phones that work in the most countries.  It also offers advanced TV services under the AT&T U-verse® and AT&T │DIRECTV brands. The company’s suite of IP-based business communications services is one of the most advanced in the world.

Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at http://www.att.com. This AT&T news release and other announcements are available at http://www.att.com/newsroom and as part of an RSS feed at www.att.com/rss. Or follow our news on Twitter at @ATT.

© 2012 AT&T Intellectual Property. All rights reserved. 4G not available everywhere. AT&T, the AT&T logo and all other marks contained herein are trademarks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: EBITDA is defined as operating income before depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE: Adjusted Operating Income, Adjusted Operating Expenses, Adjusted Operating Revenues, Adjusted Operating Income Margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and equity in net income of affiliates certain significant items that are non-operational or non-recurring in nature, including dispositions. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.  Adjusted Operating Income, Adjusted Operating Expenses, Adjusted Operating Revenues, Adjusted Operating Income Margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculations of Adjusted Operating Income and Adjusted diluted EPS, as presented, may differ from similarly titled measures reported by other companies.